                                                                  EXHIBIT 9(b)

                        SUB-TRANSFER AGENCY AND DIVIDEND

                           DISBURSING AGENCY AGREEMENT

                  AGREEMENT made as of the 15th day of October, 1996 by and among WATERHOUSE NATIONAL BANK, a national banking association (the "Bank"), NATIONAL INVESTOR SERVICES CORP., a Delaware corporation ("NISC"), and WATERHOUSE SECURITIES, INC., a Delaware corporation ("Waterhouse Securities") (NISC and Waterhouse Securities each may be referred to separately herein as a "Sub-Agent" and together as the "Sub-Agents").

                                   WITNESSETH:

                  WHEREAS, the Bank serves as Transfer Agent and Dividend Disbursing Agent for each of the three separate investment portfolios (each, a "Portfolio") of Waterhouse Investors Cash Management Fund, Inc., a Maryland corporation and an open-end diversified management investment company registered as such under the Investment Company Act of 1940, as amended (the "Fund"), pursuant to a Transfer Agency and Dividend Disbursing Agency Agreement dated as of October 15, 1996 (the "Transfer Agency Agreement"); and

                  WHEREAS, the Bank is authorized pursuant to the Transfer Agency Agreement to delegate any or all of the services thereunder; and

                  WHEREAS, the Bank and the Sub-Agents contemplate that, pursuant to the terms and provisions of this Agreement, following its organization and qualification to perform the duties prescribed in this Agreement, NISC may perform certain services as Sub-Transfer and Sub-Dividend Disbursing Agent for the Fund on an ongoing basis, and that during the period prior to the organization and qualification of NISC to act in such capacity, Waterhouse Securities shall act as Sub-Transfer and Sub-Dividend Disbursing Agent for the Fund; and

                  WHEREAS, the Bank desires to appoint each Sub-Agent to act as Sub-Transfer Agent and Sub-Dividend Disbursing Agent for each Portfolio of the Fund upon, and subject to, the terms and provisions of this Agreement; and

                  WHEREAS, each Sub-Agent desires to accept such appointment upon, and subject to, such terms and provisions.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the Bank and the Sub-Agents agree as follows:

          1. Appointment of each Sub-Agent as Sub-Transfer Agent and Sub-Dividend Disbursing Agent.


                   (a) The Bank hereby appoints NISC to act as Sub-Transfer Agent and Sub-Dividend Disbursing Agent for each Portfolio of the Fund upon, and subject to, the terms and provisions of this Agreement, provided that during the period prior to the organization and qualification of NISC to perform its services hereunder, Waterhouse Securities shall act as Sub-Transfer and Sub-Dividend Disbursing Agent for each Portfolio upon, and subject to, the terms and provisions of this Agreement.

                  (b) Each Sub-Agent hereby accepts the appointment as Sub-Transfer Agent and Sub-Dividend Disbursing Agent for each Portfolio of the Fund, and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

         2.       Definitions.  In this Agreement:

                  (1) The term "Act" means the Investment Company Act of 1940, as amended, and any rule or regulation thereunder;

                  (2) The term "Account" means any account of a Shareholder, or, if the shares are held in an account in the name of Waterhouse Securities, Inc. or other broker/dealer for benefit of an identified customer, such account, and includes any Plan Account;

                  (3) The term "application" means an application made by a Shareholder or prospective Shareholder respecting the opening of an Account;

                  (4) The term "Instruction" means an instruction in writing given on behalf of the Fund to the Bank, and signed on behalf of the Fund by the President, any Vice President, the Secretary or the Treasurer of the Fund or other authorized person, and transmitted by the Bank to a Sub-Agent;

                  (5) The term "Plan Account" means an account opened by a Shareholder or prospective Shareholder in respect of a "sweep account" (in each case by whatever name referred to in the Prospectus), and may also include an account relating to any other plan if and when provision is made for such plan in the Prospectus;

                  (6) The term "Prospectus" includes the Prospectus and the Statement of Additional Information of the Fund as from time to time in effect;

                  (7) The term "Shareholder" means a holder of record of Shares;

                  (8) The term "Shares" means shares of stock of the Fund, irrespective of Portfolio.


         3. Duties of each Sub-Agent as Sub-Transfer Agent and Sub-Dividend Disbursing Agent.

                  (a) Subject to the other provisions of the Agreement, each Sub-Agent hereby agrees to perform any or all of the following functions as Sub-Transfer Agent and Sub-Dividend Disbursing Agent for each Portfolio as requested by the Bank: (i) processing the issuance, transfer and redemption of Shares, and recording the same in the appropriate Accounts; (ii) opening, maintaining, servicing and closing Accounts; (iii) acting as agent for the Shareholders and/or customers of Waterhouse Securities or other broker-dealer in connection with Plan Accounts, upon the terms and subject to the conditions contained in the Prospectus and application relating to the specific Plan Account; (iv) exchanging the investment of an investor into or from the Shares of one or more Portfolios of the Fund if and to the extent permitted by the Prospectus at the direction of such investor; (v) examining and approving legal transfers; (vi) replacing lost, stolen or destroyed certificates, if any, representing Shares, in accordance with, and subject to, procedures and conditions adopted by the Fund; (vii) furnishing confirmations of purchases and sales relating to Shares as required by applicable law; (viii) furnishing appropriate periodic and year end statements relating to Accounts, together with additional enclosures, including appropriate income tax information and income tax forms duly completed, as required by applicable law; (ix) mailing annual, semi-annual and quarterly reports and dividend notices prepared by or on behalf of the Fund, and mailing new Prospectuses upon their issue to Shareholders as required by applicable law; (x) furnishing such periodic statements of transactions effected by the Bank or a Sub-Agent on behalf of the Bank, reconciliations, balances and summaries as the Fund may reasonably request; (xi) withholding taxes on non-resident alien Accounts, and preparing and filing U.S. Treasury Department Form 1099 and other appropriate forms as required by applicable law with respect to dividends and distributions; and (xii) processing dividend and distribution payments, including reinvesting dividends for full and fractional shares and disbursing cash dividends, as applicable.

                  (b) At the request of the Bank, each Sub-Agent shall act as proxy agent in connection with the holding of annual, if any, and special meetings of Shareholders, mailing such notices, proxies and proxy statements in connection with the holding of such meetings as may be required by applicable law, receiving and tabulating votes cast by proxy and communicating to the Fund the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Fund certified lists of Shareholders (of the Fund or one or more of its Portfolios, as appropriate) as of such date, in such form and containing such information as may be required by the Fund.

                  (c) Each Sub-Agent agrees to deal with, and answer in a timely manner, all correspondence and inquiries relating to the functions of the Sub-Agent under this Agreement with respect to Accounts.

                  (d) Each Sub-Agent agrees to furnish to the Fund or the Bank such information at such intervals as is necessary for the Fund to comply with the registration and/or the reporting requirements (including applicable escheat laws) of the Securities and Exchange Commission, state securities or Blue Sky authorities or other governmental authorities.

                  (e) Each Sub-Agent agrees to provide to the Fund and the Bank such information as may reasonably be required to enable the Fund to reconcile the number of outstanding Shares of each Portfolio among the Sub-Agent's records, the records of the Bank and the account books of the Fund.

                  (f) Notwithstanding anything in the foregoing provisions of this section 3, each Sub-Agent agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be contained in an Instruction.

         4. Compensation. For the services provided by the Sub-Agents pursuant to this Agreement, the Bank, and not the Fund or any Portfolio, shall pay the Sub-Agents such compensation as shall be mutually agreed upon from time to time.

         5. Maintenance of Records, Right of Inspection. In connection with the performance of its duties hereunder, each Sub-Agent shall maintain such books and records relating to transactions effected by such Sub-Agent as are required by the Act, or by any other applicable provision of law, rule or regulation, to be maintained by the Fund or its transfer agent with respect to transactions. Each Sub-Agent shall preserve, or cause to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation and as may be agreed upon from time to time between such Sub-Agent and the Bank. In addition, each Sub-Agent agrees to maintain and preserve master files and historical computer tapes on a daily basis in multiple separate locations a sufficient distance apart to insure preservation of at least one copy of such information. Each Sub-Agent agrees that it will, in a timely manner, make available to, and permit, any officer, accountant, attorney or authorized agent of the Fund or the Bank to examine and make transcripts and copies (including photocopies and computer or other electronic information storage media and print-outs) of, any and all of the books and records which are maintained pursuant to this Agreement.

         6. Confidential Relationship. Each Sub-Agent agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than the Shareholder concerned, or the Fund or the Bank, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same) except as may be authorized by the Fund by way of an Instruction.

         7.       Indemnification.

                  (a) Neither Sub-Agent shall be liable to the Fund or any Portfolio for any error of judgment or mistake of law or for any loss arising out of any act or omission by such Sub-Agent in the performance of its duties hereunder. Nothing herein contained shall be construed to protect the Sub-Agents against any liability to the Fund, a Portfolio, Shareholders or any investment adviser to the Fund to which the respective Sub-Agent shall otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reckless disregard of its obligations and duties hereunder.

                  (b) To the extent provided in the Transfer Agency Agreement, the Fund has agreed to indemnify and hold harmless the Bank, each Sub-Agent and each person, if any, who controls a Sub-Agent within the meaning of the Act against all charges, claims, expenses (including legal fees) and liabilities reasonably incurred by the Bank and each Sub-Agent in connection with the performance of its duties hereunder, except such as may arise from the Bank's or such Sub-Agent's willful misfeasance, bad faith, gross negligence in the performance of its duties or by reckless disregard of its obligations and duties hereunder; and the Bank agrees to indemnify and hold harmless each Sub-Agent and each person, if any, who controls such Sub-Agent within the meaning of the Act against any and all such charges, claims, expenses and liabilities to the extent indemnification by the Fund is not provided by reason of the foregoing exception. Notwithstanding the above, however, a Sub-Agent shall not be indemnified for any charges, claims, expenses and liabilities arising from or out of such Sub-Agent's willful misfeasance, bad faith, gross negligence in the performance of its duties or by reckless disregard of its obligations and duties hereunder. Subject to the requirements of the Act, such expenses shall be paid by the Fund or the Bank, as applicable, in advance of the final disposition of any matter upon invoice by the Sub-Agent and receipt by the Fund or the Bank, as applicable, of an undertaking from the Sub-Agent to repay such amounts if it shall ultimately be established that the Sub-Agent is not entitled to payment of such expenses hereunder.

                  (c) As used in this section 7, the term "Sub-Agent" shall include directors, officers, agents and employees of each Sub-Agent.

         8.       Regarding the Sub-Agents.

                  (a) Each Sub-Agent warrants and represents that its officers and supervisory personnel charged with carrying out its functions as Sub-Transfer Agent and Dividend Disbursing Agent for the Fund possess the special skill and technical knowledge appropriate for that purpose. Each Sub-Agent shall at all times exercise due care and diligence in the performance of its functions as Sub-Transfer Agent and Dividend Disbursing Agent for the Fund. Each Sub-Agent agrees that, in determining whether it has exercised due care and diligence, its conduct shall be measured by the standard applicable to persons possessing such special skill and technical knowledge.

                  (b) Each Sub-Agent warrants and represents that it is duly authorized and permitted to act as Sub-Transfer Agent and Sub-Dividend Disbursing Agent under all applicable laws and that it will immediately notify the Bank of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

         9.       Termination.

                  (a) This Agreement shall become effective as of the date first above written and shall thereafter continue from year to year. This Agreement may be terminated by the Bank with respect to a Sub-Agent or by a Sub-Agent (without penalty to the Bank or such Sub-Agent) provided that the terminating party gives the other party written notice of such termination at least sixty
(60) days in advance, except that the Bank may terminate this Agreement immediately upon written notice to a Sub-Agent if the authority or permission of the Sub-Agent to act as Sub-Transfer Agent and Sub-Dividend Disbursing Agent has been revoked or if any proceeding or other action which the Bank reasonably believes will lead to such revocation has been commenced.

                  (b) Upon termination of this Agreement with respect to either Sub-Agent, such Sub-Agent shall deliver all unissued and canceled stock certificates representing Shares, if any, remaining in its possession, and all Shareholder records, books, stock ledgers, instruments and other documents (including computer or other electronically stored information) made or accumulated in the performance of its duties as Sub-Transfer Agent and Sub-Dividend Disbursing Agent for the Fund along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or Instruction. Thereafter, the Sub-Agent shall bear no responsibility for failure thereafter to produce any paper, record or document so delivered and identified in the locator document, if and when required to be produced.

         10. Amendment. Except to the extent that the performance by a Sub-Agent of its functions under this Agreement may from time to time be modified by an Instruction, this Agreement may be amended or modified by the parties hereto only if such amendment is specifically approved by the Board of Directors of the Fund, including a majority of the directors of the Fund who are not "interested persons" of the Fund within the meaning of the Act, and such amendment is set forth in a written instrument executed by each of the parties hereto.

         11. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         12. Counterparts. This Agreement may be executed by the parties hereto in counterparts and if executed in more than one counterpart the separate instruments shall constitute one agreement.

         13. Notices. All notices or other communications hereunder to any party, shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notice shall be addressed: (a) if to the Bank, to: President, Waterhouse National Bank, 1 North Lexington Avenue, White Plains, New York 10601; (b) if to Waterhouse Securities, to: President, Waterhouse Securities, Inc., 100 Wall Street, New York, New York 10005; or (c) if to NISC, to President, National Investor Services Corp., 55 Water Street, New York, New York 10041; or to such other address as such party may designate by written notice to the other. Notice also may be given by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

         14. Separate Portfolios. This Agreement shall be construed to be made with respect to the Fund as a separate agreement with respect to each Portfolio, and under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio be deemed to constitute a right, obligation or remedy applicable to any other Portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                                WATERHOUSE NATIONAL BANK

                                                By:  /s/ Richard Powers

                                                WATERHOUSE SECURITIES, INC.

                                                By:  /s/ John H. Chapel

                                                NATIONAL INVESTOR SERVICES CORP.

                                                By:  /s/ Peter Wigger